EXHIBIT 10.38

                                    GUARANTEE

     IN ORDER TO induce Top Source Automotive, Inc. (the "Holder") to accept a promissory note, (the "Note") dated November 29, 2000 in the amount of $1,000,000 from Global Technovations, Inc. (the "Company"), George Jeff Mennen Co-Trustee U/A dated 11/25/70 with George S. Mennen F/B/O John Henry Mennen (the "Guarantor") agrees to, without deduction by reason of set-off, defense or counterclaim, unconditionally guarantee the payment of the Note, a copy of which is annexed hereto as Exhibit A and any and all renewals, continuations, modifications, supplements and amendments thereof.

     In addition, the Guarantor unconditionally guarantees to pay the reasonable attorneys' fees of the Holder incurred in connection with the Note in the event that an action is filed against the Guarantor and relief is awarded the Holder.

     The Guarantor hereby waives notice of acceptance hereof and all notices and demands of any kind to which he may be entitled, including without limitation all demands of payment on, and notice of non-payment, protest and dishonor to him or the Company. The Guarantor further waives notice of and hereby consents to any agreement or arrangement with Holder or anyone else, including without limitation, agreements and arrangements for payment extensions, subordination, composition, arrangement, discharge or release of the whole or any part of said obligations or offset indebtedness, contracts or agreements or other guarantors, or the change or surrender of any or all security, or for compromise, whether by way of acceptance or part payment or returns of subrogation, reimbursement or indemnity whatsoever. Nothing shall discharge or satisfy the Guarantor's liability hereunder except for full performance and payment of the said obligations and indebtedness with interest.

     The Guarantor agrees that, if the Company should at any time make a general assignment, or if a petition in bankruptcy or any insolvency or reorganization proceedings shall be filed or commenced by, against or in respect of the Company any and all of the obligations hereunder shall, at Holder's option, forthwith become due and payable without notice.

     This instrument is a continuing guarantee, which shall remain in full force and effect and shall not be terminable so long as the aforementioned Note or any renewals, continuations, modifications, supplements and amendments thereof shall remain in force and effect.


     To the extent the Holder receives payment on account of the Note guaranteed hereby, which payment is thereafter set aside or required to be repaid by the Holder in whole or in part, then, to the extent of any sum not finally retained by the Holder, regardless of whether such sum is recovered from the Holder by the Company, any trustees or any other party acting for, on behalf of, or through the Company or its representatives, the obligation of the Guarantor to the Holder created by this Guarantee, as amended, modified or supplemented shall remain in full force and effect (or be reinstated) until payment has been made to the Holder therefor to the extent required hereunder. Guarantor hereby waive any and all rights to a trial by jury in any action or proceeding based hereon.


     This instrument cannot be changed or terminated orally, shall be interpreted according to the laws of the State of Florida, shall be binding upon successors of the Guarantor, his heirs and assigns, and shall inure to the benefit of the Holder's successor and assigns.


     IN WITNESS WHEREOF, I have set my hand and seal this ____ day of November, 2000.



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By: George Jeff Mennen